SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                           Date of Report: Feb 2, 2005


                           LIMELIGHT MEDIA GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


          NEVADA                          0-09358                 88-0441338
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(State or other jurisdiction           (Commission              (IRS Employer
   of incorporation)                   File Number)          Identification No.)


     8000 CENTERVIEW PARKWAY, SUITE 115, MEMPHIS, TN                 38018
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        (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code: (901) 757-0195
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ITEM 7.01.  REGULATION FD DISCLOSURE

ITEM 1:

On Feb 1, 2005, Limelight Media Group, Inc announced via a press release that it had entered a letter of intent to acquire OTR Media. Per the terms of the letter of intent, OTR Media shall distribute to Limelight Media Group all authorized but unissued shares of the company in exchange for Limelight Media Group assuming full operational and financial functions of the company. Per the agreement, certain OTR Media shareholders shall also return to OTR Media issued shares which will be redistributed to existing shareholders of OTR Media. Upon conclusion of the share distribution, Limelight Media will hold a majority interest in OTR Media whose operations and assets shall be posted to the books of Limelight Media as a partially owned subsidiary. No shares of Limelight Media will be distributed to the shareholders of OTR Media, therefore, no shareholder action is required of Limelight Media shareholders at this time.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Feb 2, 2005                                    LIMELIGHT MEDIA GROUP, INC.


                                                     By: /s/ David V. Lott
                                                         -----------------------
                                                     Name: David V. Lott
                                                     Its:  Director


                                                     By: /s/ Phil Worack
                                                         -----------------------
                                                     Name: Phil Worack
                                                     Its:  Director


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